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                              EMPLOYMENT AGREEMENT

This Agreement is made this   day of         between CorkOpt Ltd., a company
organized under the laws of Ireland and having its registered office at
              ("Company"), and W.M. Kelly of Birchfield House, Carrigaline, Co. Cork ("Employee").

WHEREAS, the Company desires to retain the services of the Employee in the capacity of its Managing Director,

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1. Employment. The Company agrees to employ the Employee as Managing Director and the Employee agrees to accept the employment as Managing Director under the terms and conditions described in this Agreement.

Section 2. Duties. The Employee shall during his employment under this Agreement:-

(a) perform the duties and exercise the power which the Chief Executive officer from time to time of Stocker and Yale Inc. (the "C.E.O") may from time to time properly assign to him in his capacity as Managing Director.

(b) in the absence of any specific directions from the C.E.O (but subject always to the Memorandum and Articles of Association of the Company) have responsibility while Managing Director for the overall management and control of the business.

(c) do all in his power to promote develop and extend the business and interests of the Company and at all times and in all respects conform to and comply with the proper and reasonable directions of the C.E.O. In addition the Managing Director shall devote as much time outside of normal business hours to the performance of his duties as may be in the interests of the Company and necessary to promote, extend, and develop the business as aforesaid.

(d) give to the C.E.O and/or to such persons as he may direct such information and such explanation regarding the affairs of the Company as the C.E.O may require.

Section 3. Extent of Services. The Employee shall devote his entire working time, attention, and energies to the performance of his duties and shall not be engaged in any other business activity, whether or not pursued for gain. The Employee may invest his personal assets in such form or manner as will not require services on his part. The Employee shall at all times faithfully and to the best of his ability perform his duties under this Agreement. The duties shall be rendered at the Company's office in Cork, Ireland, or at such other place or places within Ireland and at such times as the needs of the Company may from time-to-time dictate. Notwithstanding the provisions of this clause, the Employee shall be allowed to retain his non-executive directorship of Farran Technology Limited.


Section 4. Term. The term of this Agreement shall begin on the closing of the certain Purchase Agreements of even date herewith whereby Stocker & Yale is acquiring all of the capital stock (excluding BES Shares) of CorkOpt Ltd. ("Effective Date"), and shall continue for an initial three year period. This Agreement may be renewed at the end of the term for an additional term upon the written agreement of the parties. If there is no written agreement for an additional term, then the employment will continue on a month to month basis, subject to the termination by either party upon thirty days written notice to the other party.

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Section 5.  Remuneration

5.1 Base Remuneration. The Employee will receive a gross salary in Irish Pounds an amount of US$40,000 as at the conversion rate applicable at the date hereof (as published in the Irish Times newspaper) per year, payable in accordance with the Company's standard payroll procedures. The Board will review this amount annually on the anniversary of the date of this Agreement.

5.2 The Company and the Employee shall negotiate in good faith the participation by the Employee in a profit sharing program and a stock option plan established from time to time by the Company to such an extent as may be decided by the Board in its absolute discretion. The intention is that the Employee will, subject to achievement of the targets set out in the program, be entitled to an annual bonus not exceeding $20,000

5.3 Benefits. The Employee shall receive vacation, sick leave, medical and dental insurance and other fringe benefits similar to those provided to senior management of the Company.

5.4 Expenses. The Company shall reimburse the Employee for vouched travel, lodging, entertainment, and other reasonable out-of-pocket expenses actually incurred by the Employee in fulfilling his duties subject to the Employee providing the Company with such written receipts and evidence of such expenditures as the Company shall from time to time reasonably request. The Company shall provide the Employee with suitable office facilities, equipment, supplies, and staff to enable him perform his duties as required under this Contract or any renewal thereof. The Employee shall be re-imburse for coach class airfare on all flights unless otherwise directed by Stocker & Yale Inc.

5.5 Stock Options. The Company's parent company, Stocker & Yale, Inc. ("S&Y") hereby agrees to grant options to purchase 10,000 shares of S&Y Common Stock pursuant to the terms of S&Y's 1996 Stock Option Plan to Employee as of the date hereof vesting as in full on the second anniversary of the date of grant.

6. Holidays. The Employee shall (in addition to the usual public and bank holidays be entitled to 21 working days holiday with pay in every calendar year to be taken at a time or times convenient to the Company.

7.  Directorship.

7.1 During his employment under this Agreement the Managing Director shall be a director or the Company and shall not:-

    h) voluntarily do or refrain from doing any act whereby his office as a director of the Company is or becomes liable to be vacated.

    i) Do anything that would cause him to be disqualified under the Companies Act 1990 from continuing to act as a director.

7.2 Resignation from Directorships

    (a) Upon the termination by whatever means of this Agreement (save if the Company and the Managing Director shall enter into a further contract of employment) the Managing Director shall at the request of the Company immediately resign from office as a director of the Company and from such offices held by him in any other Members of the Group of Companies which the Company is a part as may be so requested without claiming compensation for loss of office as Director and without prejudice to the Employee's right to claim compensation for termination of his employment and deliver to the Company a letter under seal to this effect in a form approved by the Company, and, in the event of his failure so to do, the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign whatever such letters or resignation from the

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              Company and any other Member of the Group of which
              the Managing Director is at the material time a director or other officer and to do such other things as are reasonably necessary to give effect to such resignations.

         (b) The Managing Director shall not, without the consent of the Company, at any time thereafter represent himself still to be connected with the Company or any members of the Group in any respect.

Section 8.    Termination.

8.1 For Cause. The Company may terminate the Employee's employment at any time for gross misconduct with immediate effect upon delivering written notice to the Employee.

8.1.1 For the purposes of this Agreement, for gross misconduct shall include: (a) embezzlement, theft, larceny, material fraud, or other acts of dishonesty; (b) neglect or intentional disregard of Employee's duties under this Agreement or any other material violation by the Employee of this Agreement; (c) conviction of or entrance of a plea of guilty to a felony or other crime which has or may have a material adverse affect on the Employee's ability to carry out his duties under this Agreement or upon the reputation of the Company; except any conviction under the Road Traffic Acts (e) gross insubordination or repeated insubordination after written warning by the chairman of the board of directors; (f) unauthorized disclosure by the Employee of the confidences of the Company; or (g) material and continuing failure by the Employee to perform the duties described in Section 2 above in a quality and professional manner for at least sixty (60) days after written warning by the board of directors or its Chairman. Upon termination for cause, the Company's sole and exclusive obligation will be to pay the Employee his remuneration earned to the date of termination, and the Employee shall not be entitled to any compensation after the date of termination.

8.1.2 The Employee shall have no claim against the Company in respect of such termination, notwithstanding anything else in this Agreement, provided always that the Company shall have not be entitled to terminate the employment of the Employee pursuant to the provisions of this clause 7.1 unless a notice has been served by the Company specifying the nature of the alleged misconduct, breach, non observance, neglect, default or refusal and that the notice is served under this clause and provided further that the Employee shall have failed, refused or neglected to remedy the matters referred to in such notice (if same are capable of remedy) within such reasonable period as the Company shall specify in such notice.

8.1.3 On the giving of the notice referred to in the immediately proceeding paragraph, the Company shall be entitled (without prejudice to its rights subsequently to terminate the employment of the Employee) to suspend him either on full pay or part pay.

8.2 Upon Death. In the event of the Employee's death during the term of the this Agreement, the Company's sole and exclusive obligation will be to pay to the Employee's spouse, if living, or to his estate, if his spouse is not then living, the Employee's salary earned through the date of death.

8.3 Upon Disability. The Company may terminate the Employee's employment upon the Employee's total disability. The Employee shall be deemed to be totally disabled if he/she is unable to perform his duties under this Agreement by reason of mental or physical illness or accident for a period of six consecutive months. Upon termination by reason of the Employee's disability, the Company's sole and exclusive obligation will be to pay the Employee his salary earned through the date of termination.

8.5 Without Cause. After expiration of the initial three year term of this Agreement, the Company may terminate the Employee's employment without cause upon thirty days written

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notice and without any severance payment. The Employee may terminate this
Agreement at any time upon thirty days written notice to the Company.

8.6 The Company shall be entitled at its discretion after notice shall have been given under clause 7.5 to require the Employee to remain away from the offices of the Company during all or any part of the unexpired period of the notice in which event the Employee shall comply with any reasonable conditions laid down by the Company during such period.

8.7 Unless otherwise agreed by the Board, the employment of the Employee shall terminate automatically without notice at the end of the calender month in which the Employee attains the age of 60 years.

Section 9.  Covenant Not to Compete.

9.1 Covenant. During the Employee's employment with the Company, and for a period of 18 months thereafter, the Employee will not directly or indirectly:

         9.1.1 enter into or attempt to enter into the "Restricted Business" (as defined below) any place in the world;

         9.1.2 induce or attempt to persuade any former, current or future employee, agent, manager, consultant, director, or other participant in the Company's business to terminate such employment or other relationship in order to enter into any relationship with the Employee, any business organization in which the Employee is a participant in any capacity whatsoever, or any other business organization in competition with the Company's business; or

         9.1.3 use contracts, proprietary information, trade secrets, confidential information, customer lists, mailing lists, goodwill, or other intangible property used or useful in connection with the Company's business.

9.2 Indirect Activity. The term "indirectly," as used in Section 9.1 above, includes acting as a paid or unpaid director, officer, agent, representative, employee of, or consultant to any enterprise, or acting as a proprietor of an enterprise, or holding any direct or indirect participation in any enterprise as an owner, partner, limited partner, joint venturer, shareholder, or creditor.

9.3 Restricted Business. The term "Restricted Business" means the manufacture of illumination products including but not limited to light emitting diodes (LED) lasers, fibre optics and fluorescent illuminators used in industrial inspection applications. Nevertheless, the Employee may own less than five percent of the outstanding equity securities of a Company that is engaged in the Restricted Business if the equity securities of such Company are listed for trading on a national stock exchange or are registered under the Securities Exchange Act of 1934.

9.4 All documents, notes, memoranda, disks, tapes and other media (including without limitation computer programs) of any trade secrets or confidential information concerning the business of the Company or any of its suppliers, agents, distributors or customers acquired, received or made by the Employee during the course of his employment or in his possession or control shall be the property of the Company and shall be surrendered by the Employee to someone duly authorised in that behalf at the termination of his employment or at the request of the Board at any time during the course of his employment.

Section 10. Severability. While the restrictions in clause 9 are considered reasonable by the parties hereto in all the circumstances as at the date hereof, it is acknowledged that restrictions of such a nature may be invalid because of changed circumstances or other unforeseen reasons and accordingly if any one or more of such restrictions are judged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company but would be valid if part of the wording thereof were deleted, the

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period thereof reduced or the range of activities or areas covered thereby reduced in scope, the said restrictions will be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby effect the validity of any other restriction contained therein.

Section 11. Confidentiality, Assignment of Inventions, Discoveries, Intellectual Property. The Employee acknowledges that he will develop and be exposed to information that is or will be confidential and proprietary to the Company. The information includes customer lists, marketing plans, pricing data, manufacturing and development plans and designs, product plans, software, knowhow, and other intangible information. Such information shall be deemed confidential to the extent not generally known within the trade. The Employee agrees to make use of such information only in the performance of his duties under this Agreement, to maintain such information in confidence and to disclose the information only to persons with a need to know. Employee agrees to assign, and does hereby assign, to the Company, all discoveries, inventions, copyrights, patents and other intellectual property rights derived by Employee while working for the Company and to reasonably assist Company in applying for patents, trademarks, copyrights and other intellectual property rights, at the Company's expense, in connection therewith.

Section 12.  Grievance and Disciplinary Procedure

12.1 The Employee shall refer any grievance about his employment hereunder in writing to the Board.

12.2 All disciplinary matters relating to the Employee will be dealt with by Board of the Company. In considering any such matters the Board will ensure that any matters of concern will be brought to the Employee's attention and an opportunity given for an explanation before any decision is made as to the form (if any) of disciplinary action to be applied.

Section 13.  Miscellaneous Provisions.

        13.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by the Company and Employee.

        13.2 Waiver of Compliance; Consents

        13.2.1 Any failure of either party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        13.2.2 Whenever this Agreement requires or permits consent by or on behalf of one party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

        13.3 Payment of Fees and Expenses. Each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those for its own counsel and accountants, incurred in the negotiation, preparation, and consumption of this Agreement.

        13.4 Notices. Notice under this Agreement shall be in writing and shall be effective when actually delivered. If mailed, notice shall be deemed effective 48 hours after mailing by express mail, directed to the other party at the address set forth below or such other address as the party may indicate by written notice to the other

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         addressed to Company at:

         Unit 12, Penrose Wharf
         Cork, Ireland,

         addressed to Employee at:
         Birchfield House,
         Carrigaline, Co. Cork.
                  or at any other address as any party may, from time to time, designate by notice given in compliance with this section.

         13.5 No Release. The parties agree that the covenants, representations and warranties made by the parties hereto will survive the termination of this agreement for two years from the date of closing and the closing shall not serve to release any party from any obligations herein.

         13.6 Waiver. Failure of any party hereto at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

         13.7 Assignment. Except as otherwise provided within this Agreement, no party hereto may transfer or assign this Agreement without prior written consent of the other parties.

         13.8 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Ireland and is subject to the non-exclusive jurisdiction of the courts of Ireland.

         13.9 Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

        13.10 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

        13.11 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

        13.12 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

        13.13 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

        13.14 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

IN WITNESS whereof this Agreement has been executed the day and year first herein written.

Signed for and on behalf
of STOCKER & YALE INC. in the presence of:-

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Signed Sealed and
Delivered by the Employee
in the presence of:-


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                                 DATED THE           DAY OF



                                 CORKOPT WITH LIAM KELLY




                                 EMPLOYMENT AGREEMENT





                                 RONAN DALY JERMYN
                                 SOLICITORS
                                 12 SOUTH MALL
                                 CORK
                                 Corkopt/9367 000526 draft Employment Agreement